                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/S/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Los Angeles, California

October 19, 2001